Exhibit 99.1

Verano to Restate Previously Issued Financial Statements

CHICAGO, July 27, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced as a result of internal compensation and tax reviews, certain accounting errors were uncovered and it will be required to restate each of the previously issued financial statements set forth below (collectively, the “Prior Period Financials”), all of which, together with all related disclosures, previously furnished or filed reports, earnings releases, investor presentations or similar communications, should therefore no longer be relied upon.

1.	Company’s Unaudited Condensed Interim Consolidated Financial Statements for the Quarter Ended March 31, 2021, filed in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) on May 18, 2021, as amended on April 26, 2022 (“Q1 2021 Report”);
2.	Company’s Unaudited Condensed Interim Consolidated Financial Statements for the Quarter Ended June 30, 2021, filed in Canada on SEDAR on August 10, 2021, as amended on April 26, 2022 (“Q2 2021 Report”);
3.	Company’s Unaudited Condensed Interim Consolidated Financial Statements for the Quarter Ended September 30, 2021, filed in Canada on SEDAR on November 16, 2021, as amended on April 26, 2022 (“Q3 2021 Report”);
4.	Company’s Unaudited Interim Condensed Consolidated Financial Statements for the Quarter Ended March 31, 2022, set forth in the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2022, and amended on June 17, 2022 (the “Form 10”) and filed in Canada on SEDAR on June 17, 2022 (“Q1 2022 Report”); and
5.	Company’s Audited Consolidated Financial Statements for the Year Ended December 31, 2021, set forth in the Form 10 and filed in Canada on SEDAR on May 2, 2022 (“Annual Report”).

The restatements will include (i) the revaluation of the Company’s stock-based compensation expense for each of the Prior Period Financials and (ii) the recalculation of the Company’s tax expense for the Q1 2022 Report.

The Audit Committee determined that the Company’s stock-based compensation expense in connection with the Company’s restricted stock units was understated in each of the Prior Period Financials (i) primarily as a result of calculating such expense as if each restricted stock unit vested into one share of the Company’s Class A subordinate voting shares (“SV Shares”) instead of 100 SV Shares and (ii) to a lesser extent, as a result of, among other things, using the Black-Scholes option pricing model to value such restricted stock units instead of the date of grant trading price of the SV Shares underlying such restricted stock units, as listed on the Canadian Securities Exchange. As a result of such understated stock-based compensation expense, the Company’s tax expense in each of the Prior Periods Financials was overstated, and accordingly, the Company’s tax obligation will be reduced.

Additionally, the Audit Committee determined that the Company’s tax expense for the Q1 2022 Report was overstated due to a clerical error in the effective tax rate calculation, and accordingly, the Company’s tax obligation will be reduced.

The Company will, as soon as practicable, make the appropriate adjustments to the Prior Period Financials by filing amendments to the Q1 2021 Report, Q2 2021 Report, Q3 2021 Report, Q1 2022 Report and Annual Report on SEDAR and the Form 10 with the SEC, which, in each case, will include restated consolidated financial statements and any other appropriate revisions.

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 13 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release contains certain “forward-looking information” within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. The forward-looking information and forward-looking statements contained herein include, but are not limited to, statements or information with respect to the Company’s operations. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein, including, without limitation, the risk factors discussed in the Company’s publicly available filings on SEDAR at www.sedar.com. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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